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                                                                     EXHIBIT 4.5


                        INCENTIVE STOCK OPTION AGREEMENT

                       (1994 Incentive Stock Option Plan)

         This Incentive Stock Option Agreement ("Option Agreement") is between Century Bancshares, Inc., a Delaware corporation (the "Company"), and __________ (the "Optionee").

                              W I T N E S S E T H:

         The Company has heretofore adopted the Century Bancshares, Inc. 1994 Incentive Stock Option Plan (the "Plan") for the purpose of providing employees and officers of the Company or Century National Bank (the "Bank") and their Affiliates (as defined in the Plan) with additional incentive to promote the success of the business, to increase their proprietary interest in the success of the Company, and to encourage them to remain in the employ of the Company, the Bank, and their Affiliates (collectively hereinafter referred to as the "Company").

         The Company, acting through the Stock Option Committee designated by the Board of Directors (the "Committee"), has determined that its interests will be advanced by the issuance to Optionee of an incentive stock option pursuant to
Section 422 of the Internal Revenue Code of 1986 as amended ("Code") under the Plan.

         NOW THEREFORE, for and in consideration of these premises it is agreed as follows:

         1. Option. Subject to the terms and conditions contained herein, the Company, effective as of ___________________ (the "Grant Date"), hereby irrevocably grants to Optionee the right and option ("Option") to purchase from the Company _________________ shares of the Company's common stock, $1.00 par value ("Common Stock"), at a price of _________ per share ("Exercise Price"), which is deemed to be not less than the fair market value of Common Stock on the Grant Date.

         2. Option Period; Vesting. The Option herein granted may be exercised by Optionee in whole or in part at any time during a ten (10) year period ("Option Period") beginning on the Grant Date, subject to the limitation that said Options shall not be exercisable for more than a percentage of the aggregate number of shares offered by this Option Agreement determined by the number of months Optionee is employed with the Company or the Bank from the effective date of this Option Agreement to the date of such exercise, in accordance with the following schedule:

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                    Number of Full                          Percentage of
                Months of Employment                     Options Exercisable

         Less than 6 months                                      None
         6 months or more, but less than 18 months                25%
         18 months or more, but less than 30 months               50%
         30 months or more, but less than 42 months               75%
         42 months or more, but less than 120 months             100%

Notwithstanding anything in this Agreement to the contrary, the Committee in its sole discretion may waive the foregoing schedule of vesting and, upon written notice to Optionee, accelerate the earliest date or dates on which any of the Options granted hereunder are exercisable with respect to any of the shares offered.

         3. Procedure for Exercise. The Option herein granted may be exercised by written notice by Optionee to the Secretary of the Company setting forth the number of shares of Common Stock with respect to which the Option is to be exercised accompanied by payment of the purchase price for the shares to be purchased, and specifying the address to which the certificate for such shares is to be mailed. Payment shall be by means of cash, cashier's check, bank draft, postal or express money order payable to the order of the Company or, at the option of Optionee, in shares of Common Stock theretofore owned by such Optionee (or a combination of cash and Common Stock) having a value equal to the aggregate purchase price. Notice may also be delivered by fax or telecopy provided that the purchase of such shares is delivered to the Company via wire transfer on the same day the fax is received by the Secretary of the Company. As promptly as practicable after receipt of such written notification and payment, the Company shall deliver to Optionee certificates for the number of shares of Common Stock with respect to which such Option has been so exercised.

         4. Termination of Employment. If Optionee's employment with the Company is terminated during the Option Period for any reason including death or Disability, Options granted to him or her, which are not exercisable on such date of termination of employment, shall thereupon terminate. Except as otherwise provided in this Section or in Section 5 below, any Options which are exercisable on the date of his or her termination of employment may be exercised during a three-month period beginning on such date of termination, but in no such event may any Option be exercised after the earlier to occur of the last day of the three-month period or the last day of the Option Period. If Optionee's termination of employment is due to Optionee's dishonesty, theft, embezzlement from the Company, disclosing trade secrets of the Company, willful violation of any rules of the Company pertaining to the conduct of individuals performing services for the Company, or the commission of a willful felonious act while in the employment of the Company, then any Option or unexercised portion thereof granted to Optionee shall expire upon such termination of employment. Upon the Optionee's cessation of employment due to Normal Retirement (as determined under the Century Bancshares, Inc. 401(k) Profit Sharing Plan) or a Change of Control (as defined in Section 10), all Options, whether or not exercisable at the date cessation of employment due to Normal Retirement or Change of Control, shall be exercisable by Optionee for

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a period of one year from such date but in no such event may any Option be exercised after the earlier to occur of the last day of such one year period or the last day of the Option Period.

         5.   Death or Disability. If Optionee's employment with the
Company is terminated by his or her death or Disability, all Options, whether or not exercisable at the date of such death or Disability, shall be thereafter exercisable by Optionee, the guardian of his or her estate, his or her executor or administrator, or the person or persons to whom his or her rights under this Option Agreement shall pass by will or by the laws of descent and distribution, as the case may be, for a period of one year from the date of Optionee's death or Disability. In no event may any Option be exercised after the earlier to occur of the last of such one year period or the last day of the Option Period. "Disability" shall mean with respect to the Optionee that in the opinion of a physician selected by the Committee, he or she is incapable of performing services for the Company by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration. The Disability occurs on the date of such determination by such physician.

         6. Transferability. Neither the Option hereunder nor any rights or benefits of Optionee under this Option Agreement shall be transferable by Optionee otherwise than by Optionee's will or by the laws of descent and distribution. During the lifetime of Optionee, the Option shall be exercisable only by him or her. Any heir or legatee of Optionee shall take rights herein granted subject to the terms and conditions hereof. No such transfer of this Option Agreement to heirs or legatees of Optionee shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

         7. Surrender of Option. On the event of a termination of employment due to the Optionee's death, Disability or Normal Retirement, the Optionee (or the Optionee's personal representative(s), heir(s) or devisee(s)) may make application to the Committee, in a form acceptable to the Committee, to surrender all or part of any options held by such Optionee in exchange for a cash payment from the Company of an amount equal to the difference between the Fair Market Value (as defined in the Plan) of the Common Stock on the date of the Optionee's termination of employment and the Exercise Price of the option. The Optionee acknowledges that whether the Company accepts such application or determines to make payment, in whole or in part, is within the absolute and sole discretion of the Company. It is expressly understood that the Company is under no obligation to make any such payments. In the event that the Company accepts a surrender application from the Optionee, such payment shall be in lieu of the exercise of the underlying option and such option shall cease to be exercisable.

         8. No Rights as Stockholder. Optionee shall have no rights as a stockholder with respect to any shares of Common Stock covered by this Option Agreement until the date of issuance of a certificate for shares of Common Stock purchased pursuant to this Option Agreement. Until such time, Optionee shall not be entitled to dividends or to vote at meetings of the stockholders of the Company. Except as provided in Section 10 hereof, no adjustment shall be made for dividends

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(ordinary or extraordinary, whether in cash or securities or other property)
paid or distributions or other rights granted in respect of any share of Common Stock for which the record date for such payment, distribution or grant is prior to the date upon which the Optionee shall have been issued share certificates, as provided hereinabove.

         9. Extraordinary Corporate Transactions. If the Company recapitalizes or otherwise changes its capital structure, or merges, consolidates, sells all of its assets or dissolves (each of the foregoing a "Fundamental Change"), then thereafter upon any exercise of an Option theretofore granted the Optionee shall be entitled to purchase under such Option, in lieu of the number of shares of Common Stock as to which Option shall then be exercisable, the number and class of shares of stock and securities to which the Optionee would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the Optionee had been the holder of record of the number of shares of Common Stock as to which such option is then exercisable.

         10.  Change of Control. In the event there is a Change of Control
(as hereinafter defined), and if the Optionee is employed by the Company or the Bank at the time such Change of Control occurs, then Options granted by this Agreement shall become fully vested, regardless of Optionee's length of service, effective as of the date such Change of Control occurs or, if applicable, such earlier time as may be necessary to allow the Optionee to sell or exchange shares purchased pursuant to this Option in connection with the transaction resulting in such Change of Control.

         In the event of a Change of Control, the Committee, in its discretion shall act to effect one or more of the following alternatives with respect to the Option held by the Optionee: (1) determine a limited period of time for the exercise of this Option on or before a specified date (before or after such Change of Control) after which specified date all unexercised Options and all rights of the Optionee thereunder shall terminate; (2) require the mandatory surrender to the Company of some or all of the outstanding Options held by the Optionee (irrespective of whether such Options are then exercisable under the provisions of this Agreement) as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel this Option and the Company shall pay to the Optionee an amount of cash per share equal to the excess, if any, of the Change of Control Value (as defined in the Plan) of the shares subject to this Option over the exercise price(s) under this Option for such shares; (3) make such adjustments to the extent that this Option is outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to the extent that this Option is outstanding); or (4) provide that thereafter upon any exercise of this Option, Optionee shall be entitled to purchase under this Option, in lieu of the number of shares of stock then covered by this Option, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which Optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation, sale of assets or dissolution if, immediately prior to such merger, consolidation, sale of assets or dissolution, Optionee had been the holder of record of the number of shares of stock then covered by this Option. The provisions contained in this paragraph shall not alter any rights or terminate any rights of the Optionee to further payments pursuant to any other agreement with the Company following a Change of Control.

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         For purposes of this Agreement, a "Change of Control" shall mean the occurrence of any of the following events: (i) a change in the Company's or the Bank's status requiring prior notice to the Board of Governors of the Federal Reserve System and/or the Office of the Comptroller of the Currency pursuant to the Change in Bank Control Act of 1978 and regulations, 12 C.F.R. Section 5.50 and 225.41, promulgated thereunder; or (ii) the acquisition by any person or group of persons (as such terms are defined and used in Sections 3(a)(9) and 14(d)(2), respectively, of the 1934 Act) of beneficial ownership (as defined in Rule 13d-3 issued under the 1934 Act), directly or indirectly, of securities representing more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Company or Bank entitled to vote generally in the election of directors ("Voting Securities"); or (iii) individuals who constituted the Board of the Company on the date of the Plan ("Incumbent Board") cease for any reason to constitute at least a majority of that Board, provided that any person becoming a director subsequent to the date of the Plan whose election or whose nomination for election by the Company's stockholders was approved by a majority vote of the directors comprising the Incumbent Board shall be, for purposes of this Agreement, considered as though he or she were a member of the Incumbent Board; or (iv) a recapitalization, reorganization, merger, or consolidation with respect to which those persons (as defined above) who were beneficial owners of the Voting Securities of the Company or the Bank immediately prior to such recapitalization, reorganization, merger, or consolidation do not, following such recapitalization, reorganization, merger, or consolidation, beneficially own, directly or indirectly, shares representing more than fifty percent (50%) of the combined voting power of the Voting Securities of the Company resulting from such recapitalization, reorganization, merger, or consolidation; or (v) a sale of all or substantially all the assets of the Bank or the Company.

         11.  Changes in Capital Structure. The existence of outstanding
Options shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of Common Stock or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings, whether of a similar character or otherwise. If the outstanding shares of Common Stock of the Company shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, or recapitalization, the number and kind of shares subject to the Plan or subject to any Options theretofore granted, and the Option prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares without changing the aggregate Option price.

         12. Compliance With Securities Laws. Upon the acquisition of any shares pursuant to the exercise of the Option herein granted, Optionee (or any person acting under Section 6) will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Option Agreement.

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         13. Compliance With Laws. Notwithstanding any of the other provisions hereof, Optionee agrees that he or she will not exercise the Option(s) granted hereby, and that the Company will not be obligated to issue any shares pursuant to this Option Agreement, if the exercise of the Option(s) or the issuance of such shares of Common Stock would constitute a violation by Optionee or by the Company of any provision of any law or regulation of any governmental authority.

         14. Withholding of Tax. To the extent that the exercise of this Option or the disposition of shares of Common Stock acquired by exercise of this Option results in compensation income to Optionee for federal or state income tax purposes, Optionee shall pay to the Company at the time of such exercise or disposition (or such other time as the law permits if Optionee is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended) such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations; and, if Optionee fails to do so, the Company is authorized to withhold from any cash remuneration then or thereafter payable to Optionee, any tax required to be withheld by reason of such resulting compensation income or Company may otherwise refuse to issue or transfer any shares otherwise required to be issued or transferred pursuant to the terms hereof.

         15. Resolution of Disputes. As a condition of the granting of the Option hereby, Optionee and his or her heirs and successors agree that any dispute or disagreement which may arise hereunder shall be determined by the Committee in its sole discretion and judgment, and that any such determination and any interpretation by the Committee of the terms of this Option Agreement shall be final and shall be binding and conclusive, for all purposes, upon the Company, Optionee, his or her heirs and personal representatives.

         16. Legends on Certificate. The certificates representing the shares of Common Stock purchased by exercise of an Option will be stamped or otherwise imprinted with legends in such form as the Company or its counsel may require with respect to any applicable restrictions on sale or transfer and the stock transfer records of the Company will reflect stop-transfer instructions with respect to such shares.

         17. Notices. Every notice hereunder shall be in writing and shall be given by registered or certified mail or by fax or telecopy. All notices of the exercise of any Option hereunder shall be directed to Century Bancshares, Inc., 1275 Pennsylvania Avenue, N.W., Washington, D.C. 20004,
Attention: Corporate Secretary. Any notice given by the Company to Optionee directed to him or her at his or her address on file with the Company shall be effective to bind him or her and any other person who shall acquire rights hereunder. The Company shall be under no obligation whatsoever to advise Optionee of the existence, maturity or termination of any of Optionee's rights hereunder and Optionee shall be deemed to have familiarized himself or herself with all matters contained herein and in the Plan which may affect any of Optionee's rights or privileges hereunder.

         18.  Construction and Interpretation. Whenever the term
"Optionee" is used herein under circumstances applicable to any other person or persons to whom this award, in accordance with the provisions of Section 6 hereof, may be transferred, the word "Optionee" shall be deemed to include

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such person or persons. References to the masculine gender herein also include the feminine gender for all purposes.

         19. Agreement Subject to Plan. This Option Agreement is subject to the Plan. The terms and provisions of the Plan (including any subsequent amendments thereto) are hereby incorporated herein by reference thereto. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. All definitions of words and terms contained in the Plan shall be applicable to this Option Agreement.

         20. Employment Relationship. Employees shall be considered to be in the employment of the Company as long as they remain employees of the Company or a parent or subsidiary corporation (as defined in Section 424 of the Internal Revenue Code of 1986, as amended). Any questions as to whether and when there has been a termination of such employment and the cause of such termination shall be determined by the Committee, and its determination shall be final. Nothing contained herein shall be construed as conferring upon Optionee the right to continue in the employ of the Company, nor shall anything contained herein be construed or interpreted to limit the "employment at will" relationship between Optionee and the Company.

         21. Confidentiality; Nonsolicitation. Optionee recognizes and acknowledges that Optionee has and will have access to confidential information of a special and unique value concerning the Company and/or the Bank which may include, without limitation, books and records relating to operations, customer names and addresses, customer service requirements, customer financial statements, and other financial, business and personal information relating to the Company and/or the Bank, their customers, markets, officers and criteria. Optionee also recognizes that a portion of the business of the Company and the Bank is dependent upon trade secrets, including techniques, methods, systems, processes, data and other confidential information. The protection of these trade secrets and confidential information against unauthorized disclosure or use is of critical importance to the Company. Optionee therefore agrees that, without prior written authorization from the Chief Executive Officer of the Company, Optionee will not at any time, either while employed by the Company or the Bank or afterwards, make any independent use of or disclose to any other person, any trade secrets or confidential information of the Company or the Bank.

         All records, files, memoranda, reports, price lists, customer lists, documents, and other information (together with all copies thereof) which relate to the Company and/or the Bank, and which Optionee has obtained or obtains, uses, prepares, or comes into contact with shall remain the sole property of the Company. Upon the termination of Optionee's employment with the Company, all such materials and all copies thereof shall be returned to the Company immediately.

         Optionee, on behalf of him/herself and his/her present and future affiliates and employers for a period of six months following the termination of Optionee's employment with the Company and/or the Bank, agrees not to and shall not directly or indirectly (i) hire, employ or engage any past, present or future employee of the Company or the Bank without the prior written permission of the Chief Executive Officer of the Company, (ii) compete for or solicit banking, lending, deposit taking

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or any other banking or trust services business from any customer of the Company or the Bank, or (iii) use in any competition, solicitation or marketing effort any proprietary list or other information concerning customers of the Company or the Bank.

         22. Entire Agreement; Amendment. This Option Agreement and any other agreements and instruments contemplated by this Option Agreement contain the entire Agreement of the parties, and this Option Agreement may be amended only in writing signed by both parties.

         23. Binding Effect. This Option Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Optionee.

         24.  Holding Period. The Optionee hereby acknowledges that in order to have the tax treatment provided for incentive stock options under
Section 422 of the Code apply, the Optionee may not dispose of shares acquired under this Option (i) for two years from the Grant Date and (ii) for one year after the date the shares of Common Stock are transferred to the Optionee. If Optionee disposes of any shares of Common Stock acquired pursuant to the exercise of any Options granted hereunder prior to the earlier of (i) two years from the Grant Date or (ii) one year from the date the shares of Common Stock were acquired, Optionee shall notify the Company of such disposition within ten days of its occurrence and deliver to the Company any amount of federal or state income tax withholding required by law.
-

             IN WITNESS WHEREOF, this Option Agreement has been executed as of the _______ day of _________, 200__.

                                               CENTURY BANCSHARES, INC.


                                               By:
                                                 -------------------------------

                                               OPTIONEE


                                               Name:
                                                 -------------------------------


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